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                                                                 EXHIBIT (D)(4)

                                     FORM OF
                             THIRD AMENDMENT TO THE
                               ADVISORY AGREEMENT

         This Third Amendment is entered into as of the ___ day of _____, 2002 in order to amend the Advisory Agreement dated November 15, 1996 (the "Advisory Agreement"), as amended November 15, 1998 and May 3, 1999, by and between Kobren Insight Funds (the "Trust") on behalf of each of the funds listed in Section 8 of the Advisory Agreement and Kobren Insight Management, Inc. (the "Adviser").

         WHEREAS, the Trust and the Adviser have entered previously into the Advisory Agreement; and

         WHEREAS, pursuant to Section 13 of the Advisory Agreement, the Trust and the Adviser wish to amend certain provisions of said Agreement.

         NOW, THEREFORE, the parties hereto agree to amend the Advisory Agreement as follows:

           1. Section 8 of the Advisory Agreement is hereby modified and amended to delete Kobren Moderate Growth Fund from the names of the series as follows:

         SECTION 8                                    SECTION 8 AS AMENDED
         ---------                                    --------------------
Kobren Growth Fund (0.75%)                         Kobren Growth Fund (0.75%)
Kobren Moderate Growth Fund (0.75%)                Delphi Value Fund (1.00%)
Kobren Delphi Value Fund (1.00%)

           2. All other terms and conditions of the Advisory Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

ATTEST:                                     KOBREN INSIGHT FUNDS

By:                                             By:
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Name:                                           Name:
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Title:                                          Title:
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ATTEST:                                     KOBREN INSIGHT MANAGEMENT, INC.

By:                                             By:
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Name:                                           Name:
       ---------------------------                     ------------------------
Title:                                          Title:
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